Exhibit 99.1
                                                                    ------------

[PARAGON LETTERHEAD]                                                        News




FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Bill Johnson, CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.paragontechnologiesinc.com



                     PARAGON TECHNOLOGIES REPORTS PROFITABLE
                   2003 SECOND QUARTER AND SIX MONTHS RESULTS
                                    - - - - -
  Paragon Continues to Reduce Bank Debt and Strengthen Its Balance Sheet as It
              Marks Its Third Consecutive Quarter of Profitability


EASTON, PA -- August 14, 2003 -- Paragon Technologies, Inc. (AMEX: PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, today announced results for the second quarter and six months ended June 30, 2003.

Net earnings for the second quarter of 2003 rose to $617,000 or $.14 basic earnings per share, compared to net earnings of $123,000 or $.03 basic earnings per share in the second quarter of 2002. Earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the second quarter of 2003 were approximately $1.28 million compared to $627,000 for the second quarter of 2002. Sales for the second quarter of 2003 were approximately $11.0 million compared to sales of approximately $9.9 million in the second quarter of 2002.

Sales for the first half of 2003 were $19.55 million compared to $20.66 million in the first half of 2002. Net earnings for the first half of 2003 were $1.63 million or $0.38 basic earnings per share, compared to net earnings of $466,000 or $0.11 basic earnings per share for the first half of 2002. EBITDA for the first half of 2003 was $3.3 million compared to $1.6 million for the first half of 2002.

During the first half of 2003, the Company received orders totaling approximately $20.06 million, and finished the second quarter ended June 30, 2003 with a backlog of orders of

                                   -- MORE --

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                    600 Kuebler Road o Easton, PA 18040-9295
                      Tel: 610-252-3205 o Fax: 610-252-3102
                         info@paragontechnologiesinc.com


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 PARAGON TECHNOLOGIES                                                    Page 2
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approximately  $7.4 million,  versus a $6.9 million backlog of orders at the end of the fourth quarter of 2002.

Contributing to pre-tax earnings for the first half of 2003 was other income of $1,363,000 from the sale of the Company's Easton, Pennsylvania facility for $2,925,000 and leaseback of 25,000 square feet of office space, and a restructuring credit of $170,000 pertaining to the final settlement of remaining pension obligations associated with the Company's terminated pension plan. Contributing to pre-tax earnings for the first half of 2002 was other income from the short-term licensing of real property of $300,000 and a gain on the sale of excess fixed assets of $108,000.

The Company continues to strengthen its Balance Sheet. During the second quarter of 2003, the Company prepaid $2.0 million of its bank debt and $1.0 million of its subordinated debt, and also received a $1.0 million cash dividend from its SI/BAKER joint venture. The $1.0 million cash dividend was recorded as a reduction in the investment in the SI/BAKER joint venture. The current ratio remains strong at 1.52, while working capital approximates $5.0 million.

Subsequent to the end of the second quarter, Paragon prepaid $500,000 of its bank debt, which currently stands at approximately $1.2 million, and $500,000 of its subordinated debt, which currently stands at $1.5 million.

Bill Johnson, Paragon's President and Chief Executive Officer, commented, "Our profitable second quarter results mark the third consecutive quarter of profitability. The results for the first half of the year and the second quarter are very gratifying. We are pleased with the increase in the level of orders at $20.06 million received during the first half of 2003 as compared to $18.9 million of orders received during the first half of 2002. We continue to target active sectors of the marketplace. Our quoting activity remains strong and maintaining an aggressive selling focus is a prime objective. We continue to make investments in product development and sales and marketing as we strive to enhance shareholder value."

The Company will host a conference call to discuss these results on Thursday, August 14, 2003 at 10:30 a.m. ET. To participate in the call, please dial 800-362-0571 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.paragontechnologiesinc.com.




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 PARAGON TECHNOLOGIES                                                    Page 3
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About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. Ermanco's branded conveyor technologies and material handling solutions address the needs of the distribution, assembly, and manufacturing marketplace. SI Systems' branded technologies and material handling solutions address unit assembly handling and order fulfillment applications. One of the top material handling systems suppliers worldwide, Paragon's leading clients include the United States Postal Service, General Motors, IBM, BMG, DaimlerChrysler, Johnson & Johnson, Ford, Peterbilt, Harley-Davidson, Walgreens, and Clark Equipment.


                                      * * *






_________________________
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, and certain operational matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of risks and uncertainties associated with Paragon's restructuring, including the failure to achieve anticipated operating savings, and the possibility that the restructuring charges will be greater than anticipated; (2) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases;
(3) the results of pending litigation related to our intellectual property; and
(4) if the factors on which Paragon's conclusions are based do not conform to its expectations.

             This press release and prior releases are available at
                        www.paragontechnologiesinc.com.




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 PARAGON TECHNOLOGIES                                                    Page 4
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                           Paragon Technologies, Inc.
                           Consolidated Balance Sheets
                             Selected Financial Data
                                 (In Thousands)

----------------------------------------------------------------------------------------------------
                                                            June 30, 2003       December 31, 2002
-------------------------------------------------------- -------------------- ----------------------
Cash and cash equivalents...............................     $   4,501                 5,385
Restricted cash.........................................             -                   865
                                                               -------                ------
  Total cash and cash equivalents and restricted cash...     $   4,501                 6,250
Trade receivables, net..................................     $   5,855                 4,285
Inventories.............................................     $   1,512                 1,375
Current assets..........................................     $  14,584                15,444
Current liabilities.....................................         9,621                 9,472
                                                               -------                ------
  Working capital.......................................     $   4,963                 5,972
Total assets............................................     $  34,369                36,703
Total long-term debt....................................     $   2,575                 7,263
Total stockholders' equity..............................     $  19,605                17,829
----------------------------------------------------------------------------------------------------

                           Paragon Technologies, Inc.
                      Consolidated Statements of Operations
                             Selected Financial Data
                  (In Thousands, Except Per Share Information)

----------------------------------------------------------------------------------------------------------------------------
                                                   Second Quarter Ended                          Six Months Ended
                                                         June 30,                                    June 30,
----------------------------------------------------------------------------------------------------------------------------
                                                 2003                2002                    2003               2002
----------------------------------------   ------------------ -------------------      ------------------ ------------------
Net sales..............................       $ 10,983              9,908                   19,547              20,660
                                                ======             ======                   ======              ======
Pre-tax earnings.......................       $    995                201                    2,673                 774
Income tax expense.....................            378                 78                    1,045                 308
                                                ------             ------                   ------              ------
Net earnings...........................       $    617                123                    1,628                 466
                                                ======             ======                   ======              ======
Basic earnings per share...............       $    .14                .03                      .38                 .11
                                                ======             ======                   ======              ======
Diluted earnings per share.............       $    .14                .03                      .38                 .11
                                                ======             ======                   ======              ======
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

                           Paragon Technologies, Inc.
                       Supplemental Financial Information
                    Reconciliation of Net Earnings to EBITDA
                                 (In Thousands)

----------------------------------------------------------------------------------------------------------------------------
                                                    Second Quarter Ended                         Six Months Ended
                                                          June 30,                                   June 30,
----------------------------------------------------------------------------------------------------------------------------
                                                  2003               2002                    2003               2002
                                           ------------------ -------------------      ------------------ ------------------

Net earnings...........................       $    617                123                    1,628                 466
Add:   Income tax expense..............            378                 78                    1,045                 308
                                                ------             ------                   ------              ------
Earnings before income taxes...........            995                201                    2,673                 774
Add:   Interest expense................            151                266                      369                 538
Add:   Depreciation and amortization
          expense.......................           136                160                      283                 320
                                                ------             ------                   ------              ------
EBITDA                                        $  1,282                627                    3,325               1,632
                                                ======             ======                   ======              ======
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